Exhibit 99.1
Chord Energy Reports Second Quarter 2024 Financial and Operating Results, Declares Base and Variable Dividends and Issues an Updated Outlook
Houston, Texas — August 7, 2024 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the second quarter 2024. The results for the three and six months ended June 30, 2024 include the results of Enerplus Corporation (“Enerplus”) for the period subsequent to May 31, 2024, unless otherwise noted.
2Q24 Operational and Financial Highlights:
•Oil volumes of 118.1 MBopd were at the high-end of guidance reflecting strong well performance and lower downtime;
•Total volumes of 207.2 MBoepd were above the high-end of guidance;
•E&P and other CapEx was $314.3MM ($298.2MM, excluding $16.1MM of capital incurred related to divested non-operated assets that will be reimbursed and was not in guidance), below the low-end of guidance reflecting program timing;
•Lease Operating Expense (“LOE”) was $9.37 per Boe. LOE performance was favorable to expectations and benefited from lower maintenance associated with improved downtime;
•Net cash provided by operating activities was $460.9MM and net income was $213.4MM;
•Adjusted EBITDA(1) was $567.9MM and Adjusted Free Cash Flow(1) was $216.1MM;
•Enerplus combination closed May 31, 2024, creating a premier Williston Basin operator; and
•ESG and sustainability initiatives progressing with a focus on continually improving safety and emissions.
2Q24 Shareholder Return Highlights:
•Return of capital set at $197MM(2), or 75% of Adjusted Free Cash Flow on a pro forma basis of $262.8MM(1,2);
•Share repurchases totaled $61.7MM (weighted average price of $169.01 per share), of which $21.1MM was repurchased with cash proceeds from warrants exercised during 1H24; and
•Declared a base-plus-variable cash dividend of $2.52 per share of common stock. See “Return of Capital” below for additional information.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
(2) Reflects Chord and Enerplus on a pro-forma basis for the three months ended June 30, 2024. Also excludes $16.1MM of CapEx incurred related to divested non-operated assets that will be reimbursed.
“Chord’s strong second quarter performance benefited from both solid well performance and lower levels of downtime,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “Production levels and cost control drove free cash flow above expectations. In addition, the combination with Enerplus closed during the quarter, creating a premier Williston Basin operator with enhanced scale, significant low-cost inventory, financial strength, and peer-leading shareholder returns. I’m grateful for the dedication and hard work of both the Chord and Enerplus teams, as we have made substantial progress on the integration and continue to see over $200MM of annual synergies, which is well above original expectations.”
Mr. Brown continued, “Chord’s outlook is compelling as the combination with Enerplus significantly accelerates our rate of change as it relates to improving economic returns and value creation. Chord has been a leader in wider spacing and extending lateral length, which has improved both the predictability and economic returns of its inventory. By maintaining capital discipline and an attractive reinvestment rate, the Company has improved the capital efficiency of its program, reduced its corporate decline rate, and been a leader in returning cash to shareholders while operating in a safe and sustainable manner.”

2Q24 Operational and Financial Update:
The following table presents select 2Q24 operational and financial data compared to guidance released on May 31, 2024:

Metric	Actual	Guidance(1)
Oil Volumes (MBopd)	118.1	115.6 – 118.6
NGL Volumes (MBblpd)	40.5	37.9 – 38.9
Natural Gas Volumes (MMcfpd)	291.5	280.6 – 286.6
Total Volumes (MBoepd)	207.2	199.5 – 206.1
E&P & Other CapEx ($MM)(1)	$314.3	$335 – $355
___________________
(1)2Q24 actual includes $16.1MM of capital incurred related to divested non-operated assets that will be reimbursed.

On a pro forma basis Chord had 58 gross (42.9 net) operated turn-in-line (“TIL”) wells in 2Q24.
During the three months ended June 30, 2024, net cash provided by operating activities was $460.9MM and net income was $213.4MM ($4.25/diluted share). Adjusted EBITDA was $567.9MM, Adjusted Free Cash Flow was $216.1MM and Adjusted Net Income was $234.9MM ($4.69/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Enerplus Integration Update:
On May 31, 2024, Chord and Enerplus completed their previously announced combination, establishing Chord as a premier operator in the Williston Basin with enhanced size and scale. Chord has a proven track record of successfully integrating assets in the Williston Basin and anticipates implementation of best practices and operating efficiencies from the combination with Enerplus to further enhance Chord’s positive rate of change. Chord continues to make substantial progress integrating the Enerplus assets and remains on pace to achieve its target of over $200MM in annual synergies, which was increased in May from the original target of up to $150MM.
Updated Outlook:
Chord is updating its FY24 guidance to reflect the completion of the combination with Enerplus and remains on target with its 2024 plan. Chord expects to generate approximately $2.9B of Adjusted EBITDA and $1.2B of Adjusted Free Cash Flow on a pro forma basis in FY24, with a reinvestment rate of approximately 55% (actual prices for 1H24 and $80/Bbl WTI and $2.50/MMBtu Henry Hub for 2H24).
Certain reclassifications have been made to the historical presentation of Enerplus’ financial statements to conform to Chord’s accounting policies and presentation. Enerplus expensed certain items through LOE that Chord will deduct through gas and NGL revenues or charge through capital. Additionally, Enerplus capitalized certain G&A charges that Chord will expense. The net impact of these changes relative to Enerplus’ standalone reporting is lower LOE, lower gas and NGL revenues and slightly higher capital. The impact of these changes is expected to be neutral to Adjusted Free Cash Flow before factoring in synergies. For more information, please reference Chord’s August 7, 2024 presentation at https://ir.chordenergy.com/presentations.
•Full year volume projections updated to account for strong 1H24 performance and the latest development schedule. 2H24 oil volumes are unchanged from the May outlook. Pro forma FY24 midpoint oil volumes increased 0.5 MBopd;
•FY24 capital expenditures are unchanged from the May outlook (other than the impact of aligning Enerplus’ accounting policies to Chord), while 2H24 capital reflects program timing and some spending deferred from 2Q24;
•LOE reflects the benefits of effective cost control and lower downtime;
•Overall combined cost structure favorable to expectations of each company entering the year; and
•Adjusting oil differentials, gas realizations, and Cash GPT to reflect current market prices, the alignment of Enerplus’ accounting policies to Chord’s accounting policies and the incorporation of Enerplus’ cost structure.

The following table presents select operational and financial guidance for 3Q24 and FY24:

Metric	3Q24 Guidance	FY24 Guidance
		Combined[1]	Pro Forma[2]
Oil volumes (MBopd)	154.5 – 159.5	130.4 – 132.9	150.9 – 153.5
NGL volumes (MBblpd)	47.3 – 48.8	41.9 – 42.6	46.4 – 47.1
Natural gas volumes (MMcfpd)	418.5 – 431.5	331.3 – 337.8	408.8 – 415.3
Total volumes (MBoepd)	271.5 – 280.2	227.5 – 231.8	265.4 – 269.8
Oil discount to WTI ($/Bbl)	$(2.25) – $(0.25)	$(2.03) – $(0.85)	$(2.00) – $(0.98)
NGL realization (% of WTI)	8% – 18%	12% – 18%	10% – 16%
Residue gas realization (% of Henry Hub)	35% – 45%	39% – 45%	41% – 46%
LOE ($/Boe)	$9.35 – $10.35	$9.51 – $10.25	$9.33 – $9.97
Cash GPT ($/Boe)(3)	$2.65 – $3.25	$2.84 – $3.26	$3.01 – $3.37
Cash G&A ($MM)(3)	$29.0 – $31.0	$93.3 – $99.3	$116.3 – $122.3
Production Taxes (% of oil, NGL and gas sales)	8.3% – 8.7%	8.5% – 8.7%	8.5% – 8.7%
E&P & Other CapEx ($MM)	$335 – $365	$1,193 – $1,263	$1,455 – $1,525
Cash Interest ($MM)(3)	$16.0 – $18.0	$48.4 – $54.4	$53.9 – $59.9
___________________
(1)Excludes the results of Enerplus prior to May 31, 2024.
(2)Includes the results of Enerplus for the full year, including the impact of aligning Enerplus’ accounting policies to Chord.
(3)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measure under GAAP.
Cash taxes in 2H24 are expected to be 6% – 12% of Adjusted EBITDA at WTI prices of $70/Bbl – $90/Bbl, below the range of 8% – 14% referenced in May. Full-year cash taxes are trending slightly below original expectations.
Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	2Q24	1Q24	2Q23
Production data:
Crude oil (MBopd)	118.1	99.0	96.4
NGLs (MBblpd)	40.5	34.4	36.0
Natural gas (MMcfpd)	291.5	209.8	219.3
Total production (MBoepd)	207.2	168.4	169.0
Percent crude oil	57.0%	58.8%	57.0%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$78.89	$75.32	$73.89
Differential to NYMEX WTI ($/Bbl)	(1.71)	(1.71)	0.14
Crude oil, with realized derivatives ($/Bbl)	78.53	75.17	68.03
Crude oil realized derivatives ($MM)	(3.9)	(1.4)	(51.4)
NGL, without realized derivatives ($/Bbl)	9.99	15.09	8.70
NGL, with realized derivatives ($/Bbl)	9.99	15.09	8.70
NGL realized derivatives ($MM)	—	—	—
Natural gas, without realized derivatives ($/Mcf)	0.67	1.16	0.95
Natural gas, with realized derivatives ($/Mcf)	0.67	1.16	0.96
Natural gas realized derivatives ($MM)	—	—	0.1

	2Q24	1Q24	2Q23
Selected financial data ($MM):
Revenues:
Crude oil revenues	$848.1	$678.9	$647.9
NGL revenues	36.8	47.3	28.5
Natural gas revenues	17.8	22.1	19.0
Total oil, NGL and natural gas revenues	$902.7	$748.3	$695.4
Cash flows:
Net cash provided by operating activities:	$460.9	$406.7	$408.2
Non-GAAP financial measures(1):
Adjusted EBITDA	$567.9	$464.8	$369.6
Adjusted Free Cash Flow(2)	216.1	199.6	105.3
Adjusted Net Income	234.9	218.1	158.4
Select operating expenses:
LOE	$176.6	$159.2	$158.6
Gathering, processing and transportation expenses (“GPT”)	63.1	54.0	43.4
Production taxes	79.5	63.9	58.5
Depreciation, depletion and amortization	227.9	168.9	137.0
Total select operating expenses	$547.1	$446.0	$397.5
Earnings per share:
Basic earnings per share	$4.36	$4.79	$5.19
Diluted earnings per share	4.25	4.65	4.96
Adjusted diluted earnings per share (Non-GAAP)(1)	4.69	5.10	3.65
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)2Q24 Adjusted Free Cash Flow includes $16.1MM of capital incurred related to divested non-operated assets that will be reimbursed.
For the three months ended June 30, 2024, Marcellus natural gas volumes were 117.4 MMcfpd, and the realized natural gas price was $1.56/Mcf.
Capital Expenditures:
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the periods presented:

	1Q24	2Q24	1H24
CapEx ($MM):
E&P	$257.7	$312.9	$570.6
Other	—	1.4	1.4
Total E&P and other CapEx(1)	257.7	314.3	572.0
Capitalized interest	0.7	1.2	1.9
Acquisitions	—	6.6	6.6
Total CapEx	$258.4	$322.1	$580.5
___________________
(1)2Q24 and 1H24 include $16.1MM and $20.0MM, respectively, of capital incurred related to divested non-operated assets that will be reimbursed.

Return of Capital:
Chord declared a base-plus-variable cash dividend of $2.52 per share of common stock, including a base dividend of $1.25 per share of common stock and a variable dividend of $1.27 per share of common stock. The dividends will be payable on September 5, 2024 to shareholders of record as of August 21, 2024. Details regarding the calculation of the variable dividend can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

During 2Q24, the Company repurchased 365,310 shares of common stock at a weighted average price of $169.01 per share totaling $61.7MM, of which $21.1MM was repurchased with cash proceeds from warrants exercised during 1H24. In addition, the Company repurchased $11.3MM of shares associated with tax withholding on vested equity awards during 2Q24.
Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of June 30, 2024 (in millions):

June 30, 2024
Revolving credit facility(1)	$1,500.0

Revolver borrowings	$575.0
Current portion of long-term debt(2)	60.1
Senior notes	400.0
Total debt	$1,035.1

Cash and cash equivalents	$197.4
Letters of credit	30.2
Liquidity	1,092.2
___________________
(1)$3.0B borrowing base and $1.5B of elected commitments.
(2)Balance represents legacy Enerplus senior notes repaid in full on July 2, 2024.

NI 51-101 Exemption:
The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Chord exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Chord will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook and, accordingly, will not be required to file Form 51-101F1 Statement of Reserves Data and Other Oil and Gas Information or related forms and disclosure as part of its annual filings. In lieu of such filings, the Decision permits Chord to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NASDAQ. The Decision also provides that Chord is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedar.com as soon as practicable after such disclosure is filed with the SEC.

Contact:
Chord Energy Corporation
Bob Bakanauskas, Managing Director, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Thursday, August 8, 2024
Time:	9:00 a.m. Central
Live Webcast:	https://app.webinar.net/oG6VAed9bmY

To join the conference call by phone without operator assistance (including sell-side analysts wishing to ask a question), you may register and enter your phone number at https://emportal.ink/3zNnvXS to receive an instant automated call back and be immediately placed into the call.
You may also use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	52762
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Thursday, August 15, 2024 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	52762 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the Enerplus combination, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the Enerplus combination. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Chord, the effects of the Enerplus combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the Enerplus combination in the timeframe expected or at all, changes in crude oil, NGL and natural gas prices, war between Russia and Ukraine as well as was between Israel and Hamas and the potential for escalation of hostilities across the surrounding countries in the Middle East and their effect on commodity prices, changes in general economic and geopolitical conditions, including as a result of the 2024 U.S. presidential election, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Comparability of Financial Statements
The results reported for the three and six months ended June 30, 2024 reflect the consolidated results of Chord, including combined operations with Enerplus beginning on May 31, 2024, while the results reported for the three and six months ended June 30, 2023 reflect the consolidated results of Chord, excluding the impact from the business combination with Enerplus and the 2023 acquisition of acreage in the Williston Basin, unless otherwise noted.

Chord Energy Corporation
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	June 30, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$197,389	$317,998
Accounts receivable, net	1,275,934	943,114
Inventory	79,905	72,565
Prepaid expenses	23,827	42,450
Derivative instruments	25,292	37,369
Other current assets	2,044	11,055
Total current assets	1,604,391	1,424,551
Property, plant and equipment
Oil and gas properties (successful efforts method)	12,137,734	6,320,243
Other property and equipment	57,327	49,051
Less: accumulated depreciation, depletion and amortization	(1,442,011)	(1,054,616)
Total property, plant and equipment, net	10,753,050	5,314,678
Derivative instruments	22,542	22,526
Investment in unconsolidated affiliate	117,738	100,172
Long-term inventory	27,619	22,936
Operating right-of-use assets	58,724	21,343
Goodwill	539,793	—
Other assets	23,481	19,944
Total assets	$13,147,338	$6,926,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$38,189	$34,453
Revenues and production taxes payable	772,565	604,704
Accrued liabilities	714,427	493,381
Current portion of long-term debt, net	60,063	—
Accrued interest payable	4,891	2,157
Derivative instruments	13,943	14,209
Advances from joint interest partners	2,473	2,381
Current operating lease liabilities	39,914	13,258
Other current liabilities	31,650	916
Total current liabilities	1,678,115	1,165,459
Long-term debt	971,746	395,902
Deferred tax liabilities	1,345,220	95,322
Asset retirement obligations	275,817	155,040
Derivative instruments	1,428	717
Operating lease liabilities	29,114	18,667
Other liabilities	4,748	18,419
Total liabilities	4,306,188	1,849,526
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 66,572,527 shares issued and 62,231,069 shares outstanding at June 30, 2024; and 120,000,000 shares authorized, 45,032,537 shares issued and 41,249,658 shares outstanding at December 31, 2023	668	456
Treasury stock, at cost: 4,341,458 shares at June 30, 2024 and 3,782,879 shares at December 31, 2023	(585,035)	(493,289)
Additional paid-in capital	7,314,414	3,608,819
Retained earnings	2,111,103	1,960,638
Total stockholders’ equity	8,841,150	5,076,624
Total liabilities and stockholders’ equity	$13,147,338	$6,926,150

Chord Energy Corporation
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenues
Oil, NGL and gas revenues	$902,667	$695,426	$1,650,829	$1,461,626
Purchased oil and gas sales	358,013	216,645	695,111	346,962
Total revenues	1,260,680	912,071	2,345,940	1,808,588
Operating expenses
Lease operating expenses	176,647	158,554	335,853	311,962
Gathering, processing and transportation expenses	63,130	43,397	117,114	80,412
Purchased oil and gas expenses	356,356	216,226	692,118	345,819
Production taxes	79,522	58,488	143,433	119,005
Depreciation, depletion and amortization	227,928	137,046	396,822	270,837
General and administrative expenses	82,077	42,174	107,789	74,658
Exploration and impairment	1,485	6,782	7,639	31,646
Total operating expenses	987,145	662,667	1,800,768	1,234,339
Gain on sale of assets, net	15,486	1,613	16,788	2,840
Operating income	289,021	251,017	561,960	577,089
Other income (expense)
Net gain (loss) on derivative instruments	4,608	29,518	(22,969)	96,452
Net gain from investment in unconsolidated affiliate	5,862	10,126	22,158	7,910
Interest expense, net of capitalized interest	(12,208)	(7,228)	(19,800)	(14,363)
Other income	4,081	2,293	6,907	7,486
Total other income (expense), net	2,343	34,709	(13,704)	97,485
Income before income taxes	291,364	285,726	548,256	674,574
Income tax expense	(78,003)	(69,655)	(135,541)	(161,504)
Net income	$213,361	$216,071	$412,715	$513,070
Earnings per share:
Basic	$4.36	$5.19	$9.12	$12.32
Diluted	$4.25	$4.96	$8.87	$11.83
Weighted average shares outstanding:
Basic	48,665	41,494	45,048	41,531
Diluted	49,916	43,386	46,313	43,267

Chord Energy Corporation
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2024	2023

Cash flows from operating activities:
Net income	$412,715	$513,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	396,822	270,837
Gain on sale of assets	(16,788)	(2,840)
Impairment	3,919	28,964
Deferred income taxes	70,699	145,857
Net (gain) loss on derivative instruments	22,969	(96,452)
Net gain from investment in unconsolidated affiliate	(22,158)	(7,910)
Equity-based compensation expenses	10,130	27,181
Deferred financing costs amortization and other	7,343	(4,035)
Working capital and other changes:
Change in accounts receivable, net	(69,496)	5,564
Change in inventory	(5,557)	(3,526)
Change in prepaid expenses	17,262	317
Change in accounts payable, interest payable and accrued liabilities	3,065	(11,084)
Change in other assets and liabilities, net	36,649	11,104
Net cash provided by operating activities	867,574	877,047
Cash flows from investing activities:
Capital expenditures	(538,733)	(407,773)
Acquisitions, net of cash acquired	(645,971)	(361,609)
Proceeds from divestitures, net of cash divested	20,876	59,219
Derivative settlements	(16,339)	(154,110)
Contingent consideration received	25,000	—
Distributions from investment in unconsolidated affiliate	4,591	5,984
Net cash used in investing activities	(1,150,576)	(858,289)
Cash flows from financing activities:
Proceeds from revolving credit facilities	825,000	—
Principal payments on revolving credit facilities	(250,000)	—
Repurchases of common stock	(93,745)	(45,818)
Tax withholding on vesting of equity-based awards	(57,357)	(13,631)
Chord dividends paid	(281,681)	(337,747)
Payments on finance lease liabilities	(834)	(933)
Proceeds from warrants exercised	21,010	1,007
Net cash provided by (used in) financing activities	162,393	(397,122)
Decrease in cash and cash equivalents	(120,609)	(378,364)
Cash and cash equivalents:
Beginning of period	317,998	593,151
End of period	$197,389	$214,787

Supplemental non-cash transactions(1):
Change in accrued capital expenditures	$24,389	$74,114
Change in asset retirement obligations	3,476	547
Dividends payable	19,502	35,321
___________________
(1)Amounts exclude non-cash consideration transferred and balances acquired on May 31, 2024 in respect of the arrangement with Enerplus.

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
GPT	$63,130	$43,397	$117,114	$80,412
Pipeline imbalances	(488)	(2,133)	(681)	(8,137)
Gain (loss) on derivative transportation contracts	(2,647)	7,123	(5,877)	18,279
Cash GPT	$59,995	$48,387	$110,556	$90,554

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
General and administrative expenses	$82,077	$42,174	$107,789	$74,658
Merger costs(1)	(54,687)	(6,908)	(62,794)	(9,701)
Equity-based compensation expenses	(5,359)	(15,327)	(10,130)	(27,181)
Other non-cash adjustments	(199)	(2,284)	1,461	(1,873)
Cash G&A	$21,832	$17,655	$36,326	$35,903
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three and six months ended June 30, 2024 and the costs directly attributable to the merger of equals with Whiting Petroleum Corporation (“Whiting”) for the three and six months ended June 30, 2023.

Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Interest expense	$12,208	$7,228	$19,800	$14,363
Capitalized interest	1,158	1,323	1,867	2,744
Amortization of deferred financing costs	(1,366)	(1,211)	(2,258)	(2,409)
Cash Interest	$12,000	$7,340	$19,409	$14,698

Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses, impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Net income	$213,361	$216,071	$412,715	$513,070
Interest expense, net of capitalized interest	12,208	7,228	19,800	14,363
Income tax expense	78,003	69,655	135,541	161,504
Depreciation, depletion and amortization	227,928	137,046	396,822	270,837
Merger costs(1)	54,687	6,908	62,794	9,701
Exploration and impairment expenses	1,485	6,782	7,639	31,646
Gain on sale of assets	(15,486)	(1,613)	(16,788)	(2,840)
Net (gain) loss on derivative instruments	(4,608)	(29,518)	22,969	(96,452)
Realized loss on commodity price derivative contracts	(3,896)	(51,241)	(5,257)	(143,099)
Net gain from investment in unconsolidated affiliate	(5,862)	(10,126)	(22,158)	(7,910)
Distributions from investment in unconsolidated affiliate	2,305	2,969	4,591	5,984
Equity-based compensation expenses	5,359	15,327	10,130	27,181
Other non-cash adjustments	2,455	154	3,919	(6,059)
Adjusted EBITDA	567,939	369,642	1,032,717	777,926
Cash Interest	(12,000)	(7,340)	(19,409)	(14,698)
E&P and other capital expenditures	(314,311)	(257,012)	(572,059)	(459,308)
Cash taxes paid	(25,500)	—	(25,500)	—
Adjusted Free Cash Flow	$216,128	$105,290	$415,749	$303,920

Net cash provided by operating activities	$460,875	$408,235	$867,574	$877,047
Changes in working capital	8,229	(3,700)	18,078	(2,376)
Interest expense, net of capitalized interest	12,208	7,228	19,800	14,363
Current income tax expense	34,271	(2,280)	64,841	15,647
Merger costs(1)	54,687	6,908	62,794	9,701
Exploration expenses	1,485	1,124	3,720	2,683
Realized loss on commodity price derivative contracts	(3,896)	(51,241)	(5,257)	(143,099)
Distributions from investment in unconsolidated affiliate	2,305	2,969	4,591	5,984
Deferred financing costs amortization and other	(4,680)	245	(7,343)	4,035
Other non-cash adjustments	2,455	154	3,919	(6,059)
Adjusted EBITDA	567,939	369,642	1,032,717	777,926
Cash Interest	(12,000)	(7,340)	(19,409)	(14,698)
E&P and other capital expenditures(2)	(314,311)	(257,012)	(572,059)	(459,308)
Cash taxes paid	(25,500)	—	(25,500)	—
Adjusted Free Cash Flow	$216,128	$105,290	$415,749	$303,920
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three and six months ended June 30, 2024 and the costs directly attributable to the merger of equals with Whiting for the three and six months ended June 30, 2023.
(2)The three and six months ended June 30, 2024 includes approximately $16.1 million and $20.0 million, respectively, of capital incurred related to divested non-operated assets that will be reimbursed.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Net income	$213,361	$216,071	$412,715	$513,070
Net (gain) loss on derivative instruments	(4,608)	(29,518)	22,969	(96,452)
Realized loss on commodity price derivative contracts	(3,896)	(51,241)	(5,257)	(143,099)
Net gain from investment in unconsolidated affiliate	(5,862)	(10,126)	(22,158)	(7,910)
Distributions from investment in unconsolidated affiliate	2,305	2,969	4,591	5,984
Impairment	—	5,660	3,919	28,964
Merger costs(1)	54,687	6,908	62,794	9,701
Gain on sale of assets	(15,486)	(1,613)	(16,788)	(2,840)
Amortization of deferred financing costs	1,366	1,211	2,258	2,409
Other non-cash adjustments	2,455	154	3,919	(6,059)
Tax impact(2)	(8,288)	18,429	(13,952)	50,012
Adjusted net income	236,034	158,904	455,010	353,780
Distributed and undistributed earnings allocated to participating securities	(1,121)	(526)	(1,494)	(954)
Adjusted net income attributable to common stockholders	$234,913	$158,378	$453,516	$352,826

Diluted earnings per share	$4.25	$4.98	$8.87	$11.86
Net (gain) loss on derivative instruments	(0.09)	(0.68)	0.50	(2.23)
Realized loss on commodity price derivative contracts	(0.08)	(1.18)	(0.11)	(3.31)
Net gain from investment in unconsolidated affiliate	(0.12)	(0.23)	(0.48)	(0.18)
Distributions from investment in unconsolidated affiliate	0.05	0.07	0.10	0.14
Impairment	—	0.13	0.08	0.67
Merger costs(1)	1.10	0.16	1.36	0.22
Gain on sale of assets	(0.31)	(0.04)	(0.36)	(0.07)
Amortization of deferred financing costs	0.03	0.03	0.05	0.06
Other non-cash adjustments	0.05	—	0.08	(0.14)
Tax impact(2)	(0.17)	0.42	(0.30)	1.16
Adjusted Diluted Earnings Per Share	4.71	3.66	9.79	8.18
Less: Distributed and undistributed earnings allocated to participating securities	(0.02)	(0.01)	(0.03)	(0.02)
Adjusted Diluted Earnings Per Share	$4.69	$3.65	$9.76	$8.16

Diluted weighted average shares outstanding	49,916	43,386	46,313	43,267

Effective tax rate applicable to adjustment items(2)	26.8%	24.4%	24.7%	23.9%
_____________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three and six months ended June 30, 2024 and the costs directly attributable to the merger of equals with Whiting for the three and six months ended June 30, 2023.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.